Consent of Independent Registered Public Accounting Firm

The Board of Trustees BNY Mellon Funds Trust:

We consent to the use of our reports dated October 24, 2008 with respect to BNY Mellon Money Market Fund and BNY Mellon National Municipal Money Market Fund and October 27, 2008 with respect to BNY Mellon Bond Fund, BNY Mellon Intermediate Bond Fund, BNY Mellon Short Term US Government Securities Fund, BNY Mellon National Intermediate Municipal Bond Fund, BNY Mellon National Short-Term Municipal Bond Fund, BNY Mellon Pennsylvania Intermediate Municipal Bond Fund and BNY Mellon Massachusetts Intermediate Municipal Bond Fund and October 29, 2008 with respect to BNY Mellon Large Cap Stock Fund, BNY Mellon Income Stock Fund, BNY Mellon Mid Cap Stock Fund, BNY Mellon Small Cap Stock Fund, BNY Mellon US Core Equity 130/30 Fund, BNY Mellon International Fund, BNY Mellon Emerging Markets Fund and BNY Mellon Balanced Fund incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

KPMG LLP

New York, New York
December 23, 2008